Exhibit 31.2

CERTIFICATION

I, Thomas F. Rose, Chairman, President and Chief Executive Officer Regeneration Technologies, Inc., hereby certify that:

1. I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Regeneration Technologies, Inc.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ THOMAS F. ROSE		Date: June 27, 2005
Name:	Thomas F. Rose
Title:	Vice President and Chief Financial Officer

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